SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 17, 2009

VANITY EVENTS HOLDING, INC.
 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Vanity Events Holding, Inc.
43 West 33rd Street, Suite 600
New York, NY 1001
(Address of principal executive offices) (zip code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 30, 2009, Vanity Events Holdings, Inc. (the “Company”) engaged Paula S. Morelli CPA P.C. (“Morelli”) as its independent registered public accounting firm. The engagement of Morelli was approved by the Company’s Board of Directors on July 17, 2009.

During the years ended December 31, 2008, December 31, 2007 and the subsequent interim period through August 5, 2009, the Company did not consult with Morelli regarding either:
 (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements and no written report was provided to the Company nor was oral advise provided that Morelli concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or
 (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vanity Events Holdings, Inc.

Date: August 5, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Executive Officer

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